Exhibit 99.1

Net 1 Reports Second Quarter 2021 Results

JOHANNESBURG, February 4, 2021 - Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS; JSE: NT1) today released results for the second fiscal quarter ended December 31, 2020.

Q2 2021 Highlights and Recent Developments:

  Net increase of 44,000 EasyPay Everywhere (EPE) account holders, the first quarterly increase in eight quarters;
  IPG exit process at an advanced stage, which should result in reduced operating losses and cash burn going forward;
  Non-cash increase of $15.1 million, before tax effect, in the fair value of investment in MobiKwik;
  Sale of entire interest in Bank Frick after quarter-end;
  At December 31, 2020, unrestricted cash of $206 million and no debt;
  Revenue of $32.3 million, a constant currency decrease of 12% from Q2 2020, and a decrease of 15% from Q1 2021;
  Operating loss of $(15.2) million;
  GAAP EPS of $(0.08) and Fundamental EPS of $(0.24); and
  Adjusted EBITDA loss of $(12.8) million, a sequential increase from a loss of $(10.8) million in Q1 2021.

"We have made strong operational progress this quarter, which should result in improved financial performance going forward. In South Africa, our consumer bank account offering, EasyPay Everywhere, added approximately 44,000 net accounts during the quarter - the first quarterly increase in eight quarters," said Alex Smith, Net1's interim CEO and CFO. "In addition, we saw another sequential increase in the utilization of our ATM infrastructure. Internationally, we made significant progress on the exit from IPG. While once-off closure costs from IPG have impacted this quarter's results, the operational losses and cash burn should reduce materially going forward due to the decisive actions taken this quarter. We are actively working to resolve our Investment Company Act status in order for us to effect a partial return of capital as soon as we are able to do so. We are fully focused on executing our strategy to grow Net1 into the leading fintech business in South Africa."

Summary Financial Metrics

	Q2 2021	Q2 2020	Q1 2021	Q2 '21 vs Q2 '20	Q2 '21 vs Q1 '21	Q2 '21 vs Q2 '20	Q2 '21 vs Q1 '21
		(as restated)(1)	(as restated)(1)
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD		% change in ZAR
Revenue	32,305	38,918	35,136	(17%)	(8%)	(12%)	(15%)

GAAP operating loss	(15,205)	(10,420)	(10,775)	46%	41%	55%	30%

Adjusted EBITDA (loss)(2)	(12,792)	(7,476)	(9,822)	71%	30%	81%	20%

GAAP (loss) earnings per share ($)	(0.08)	-	(0.51)	nm	(84%)	nm	(86%)
Continuing	(0.08)	(0.05)	(0.51)	60%	(84%)	69%	(86%)
Discontinued	-	0.05	-	nm	nm	nm	nm

Fundamental loss per share ($)(2)	(0.24)	(0.10)	(0.23)	140%	4%	154%	(4%)

Fully-diluted shares outstanding ('000's)	56,641	56,568	57,119	0%	(1%)	nm	nm

Average period USD/ ZAR exchange rate	15.47	14.60	16.77	6%	(8%)	nm	nm

	F2021	F2020	F2021 vs F2020	F2021 vs F2020
		(as restated)(1)
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD	% change in ZAR
Revenue	67,441	85,134	(21%)	(9%)

GAAP operating loss	(25,980)	(16,856)	54%	76%

Adjusted EBITDA (loss)(2)	(22,614)	(11,782)	92%	119%

GAAP (loss) earnings per share ($)	(0.59)	(0.08)	638%	743%
Continuing	(0.59)	(0.18)	228%	275%
Discontinued	-	0.10	nm	nm

Fundamental loss per share ($)(2)	(0.47)	(0.12)	292%	348%

Fully-diluted shares outstanding ('000's)	56,880	56,568	1%	nm

Average period USD/ ZAR exchange rate	16.47	14.40	14%	nm

(1) 2019 has been restated to correct an error with respect to the recognition of certain revenue and related cost of goods sold, IT processing, servicing and support. The financial information for the three and six months ended December 31, 2019, has been restated with the effect of decreasing revenue by $1.6 million and $3.4 million, respectively. Refer to Note 1 to our unaudited condensed consolidated financial statements.

(2) Adjusted EBITDA (loss), fundamental loss and fundamental loss per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-EBITDA and Adjusted EBITDA, and -Fundamental net (loss) income and fundamental (loss) earnings per share." See Attachment B for a reconciliation of GAAP operating loss to EBITDA (loss) and Adjusted EBITDA (loss), and GAAP net loss to fundamental net (loss) income and (loss) earnings per share.

Business update related to COVID-19 pandemic

The COVID-19 pandemic did not impact our South African operations as severely during the three and six months ended December 31, 2020, compared to the last four months of the year ended June 30, 2020. However, on December 28, 2020, the country moved back to Level 3 restrictions which remain in place at the date of this report. South Africa operates with a five-level COVID-19 alert system, with Level 1 being the least restrictive and Level 5 being the most restrictive. The country went into lockdown (Level 5) towards the end of March 2020 and gradually eased restrictions for the remainder of the 2020 calendar year (to Level 4 from May 1, to Level 3 from June 1, to Level 2 from August 18 and to Level 1 from September 21). The increase at the end of December 2020 back to Level 3 was in response to a second wave of infections, which has been more severe than the first wave. While all our businesses continue to operate, we have increased preventive measures and it is unclear to what extent business activity levels will be affected. We have already seen an increase in claims in our life insurance business, which we believe is linked to the second wave and there is a risk of increased credit losses in our micro lending business as a result of increased mortality rates. Over the course of the pandemic to date, it is estimated that 2.2 million jobs have been lost in South Africa.

Factors impacting comparability of our Q2 2021 and Q2 2020 results

• Lower revenue: Our revenues decreased 12% in ZAR primarily due to fewer prepaid airtime sales and lower account fee revenue;

• Ongoing operating losses: Operating costs are largely in line with the prior period in ZAR due to the largely fixed cost nature of the costs base. As a result, we continue to experience operating losses as a result of depressed revenues; and

• Adverse foreign exchange movements: The U.S. dollar was 6% stronger against the ZAR during the second quarter of fiscal 2021, which adversely impacted our reported results.

Results of Operations by Segment and Liquidity

Processing

Segment revenue, excluding IPG, was $19.5 million in Q2 2021, down 16%, compared with Q2 2020 and Q1 2021 on a constant currency basis. Excluding IPG, segment revenue decreased primarily due to fewer prepaid airtime sales and a modest reduction in volume-driven transaction fees. Excluding IPG, Processing operating loss has been impacted by lower revenue and by an increase in transaction-based costs. IPG incurred an operating loss but is in the process of being closed down. Our operating loss margin for Q2 2021 and 2020 was (51.9%) and (23.4%), respectively. Excluding IPG, our operating loss margin for the Processing segment was (29.4%) and (11.9%) during Q2 2021 and 2020, respectively.

Financial services

Segment revenue was $9.7 million in Q2 2021, down 16% on a constant currency basis compared with Q2 2020 and up from $8.3 million compared to Q1 2020. Segment revenue decreased due to lower account fee revenue whilst lending and insurance revenues increased modestly, in ZAR, compared to the prior period. The reduction in operating loss is primarily due to an improvement of operating margin on certain products offered. Our operating loss margin for Q2 fiscal 2021 and 2020 was (11.0%) and (10.2%), respectively.

Technology

Segment revenue was $4.6 million in Q2 2021, flat on a constant currency basis compared with Q2 2020 but lower than the $6.2 million in Q1 2021 due to lower hardware sales. Segment revenue was in line with Q2 2020. Operating income for Q2 2021 improved compared with fiscal 2020 due to improved margins on various product lines within the segment. Our operating income margin for the Technology segment was 23.4% and 12.0% during the second quarter of fiscal 2021 and 2020, respectively.

Corporate/eliminations

Our corporate expenses increased primarily due to an allowance on doubtful loans receivable from equity-accounted investments created during the second quarter of fiscal 2021, and higher legal and consulting fees, which were partially offset by lower audit fees.

Cash flow and liquidity

At December 31, 2020, our cash and cash equivalents were $206.3 million and comprised U.S. dollar-denominated balances of $156.8 million, ZAR-denominated balances of ZAR 0.7 billion ($45.5 million), and other currency deposits, primarily Botswana pula, of $3.9 million, all amounts translated at exchange rates applicable as of December 31, 2020. The decrease in our unrestricted cash balances from June 30, 2020, was primarily due to the payment of Federal income taxes, weak trading activities and an increase in our lending book, which was partially offset by the receipt of the outstanding proceeds related to the sale of our Korean business and the receipt of the outstanding loan related to the disposal of our remaining interest in DNI.

Excluding the impact of income taxes, cash used in operating activities during the second quarter of fiscal 2021 was impacted by the cash losses incurred by the majority of our continuing operations and an unwind in our lending book. Net cash used in operating activities during the second quarter of fiscal 2020 includes the contribution from our Korean operations. Capital expenditures for Q2 2021 and 2020 were $3.0 million and $0.8 million, respectively.

Conference Call

We will host a conference call to review these results on February 5, 2021, at 8:00 a.m. Eastern Time. To participate in the call, dial 1-508-924-4326 (US and Canada), 0333-300-1418 (U.K. only) or 010-201-6800 (South Africa only) ten minutes prior to the start of the call. Callers should request "Net1 call" upon dial-in. The call will also be webcast on the Net1 homepage, www.net1.com. Please click on the webcast link at least ten minutes prior to the call. A webcast of the call will be available for replay on the Net1 website.

Participants are now able to pre-register for the February 5, 2021, conference call by navigating to https://www.diamondpass.net/5478772. Participants utilizing this pre-registration service will receive their dial-in number upon registration.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of EBITDA, adjusted EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

EBITDA and adjusted EBITDA

Earnings before interest, tax, depreciation and amortization ("EBITDA") is GAAP operating (loss) income adjusted for depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net (loss) income and fundamental (loss) earnings per share

Fundamental net (loss) income and (loss) earnings per share is GAAP net (loss) income and (loss) earnings per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net (loss) income and (loss) earnings per share for fiscal 2021 also includes adjustments related to changes in the fair value of equity securities, impairment losses related to our equity-accounted investment and the deferred tax liability reversal related to the impairment of the equity-accounted investment, and fiscal 2020 also includes the gain on disposal of FIHRST, amortization of intangible assets (net of deferred taxes) related to equity-accounted investments.

Management believes that the EBITDA, adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP operating income and EBITDA and adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments, gain on disposal of FIHRST, and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and HE(L)PS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Net1

Net1 is a South African-focused financial technology company with a presence in Africa, Asia and Europe. Net1 utilizes its proprietary banking and payment technology to distribute low-cost financial and value-added services to underserved consumers and small businesses. The Company also provides transaction processing services, including being a payment processor and bill payment platform in South Africa. Net1 leverages its strategic investments in banks, telecom and mobile payment technology companies to further expand its product offerings or to enter new markets.

Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:
Dara Dierks

Managing Director - ICR

Email: net1IR@icrinc.com

Media Relations Contact:

Bridget von Holdt

Business Director - BCW

Phone: +27-82-610-0650

Email: Bridget.vonholdt@bcw-global.com

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations
	Unaudited		Unaudited
	Three months ended		Six months ended
	December 31,		December 31,
	2020	2019	2020	2019
		(as restated)(A)		(as restated)(A)
	(In thousands)		(In thousands)

REVENUE	$32,305	$38,918	$67,441	$85,134

EXPENSE

Cost of goods sold, IT processing, servicing and support	24,339	26,746	50,799	57,452
Selling, general and administration	22,097	21,418	40,625	42,040
Depreciation and amortization	1,074	1,174	1,997	2,498

OPERATING LOSS	(15,205)	(10,420)	(25,980)	(16,856)

CHANGE IN FAIR VALUE OF EQUITY SECURITIES	15,128	-	15,128	-

GAIN ON DISPOSAL OF FIHRST	-	9,743	-	9,743

LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	13	-	13	-

INTEREST INCOME	717	1,082	1,328	1,445

INTEREST EXPENSE	677	3,129	1,424	4,476

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(50)	(2,724)	(10,961)	(10,144)

INCOME TAX EXPENSE	3,468	707	2,378	1,677

NET LOSS BEFORE (LOSS) EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(3,518)	(3,431)	(13,339)	(11,821)

(LOSS) EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(1,016)	506	(20,153)	1,569

NET LOSS FROM CONTINUING OPERATIONS	(4,534)	(2,925)	(33,492)	(10,252)
NET INCOME FROM DISCONTINUED OPERATIONS	-	2,720	-	5,655

NET LOSS	(4,534)	(205)	(33,492)	(4,597)

NET (LOSS) INCOME ATTRIBUTABLE TO NET1	(4,534)	(205)	(33,492)	(4,597)
Continuing	(4,534)	(2,925)	(33,492)	(10,252)
Discontinued	$-	$2,720	$-	$5,655

Net (loss) earnings per share, in United States dollars:
Basic (loss) earnings attributable to Net1 shareholders	$(0.08)	$-	$(0.59)	$(0.08)
Continuing	$(0.08)	$(0.05)	$(0.59)	$(0.18)
Discontinued	$-	$0.05	$-	$0.10
Diluted (loss) earnings attributable to Net1 shareholders	$(0.08)	$-	$(0.59)	$(0.08)
Continuing	$(0.08)	$(0.05)	$(0.59)	$(0.18)
Discontinued	$-	$0.05	$-	$0.10

(A) 2019 has been restated to correct an error with respect to the recognition of certain revenue and related cost of goods sold, IT processing, servicing and support. The financial information for the three and six months ended December 31, 2019, has been restated with the effect of decreasing revenue by $1.6 million and $3.4 million, respectively.

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Consolidated Balance Sheets
	Unaudited	(A)
	December 31,	June 30,
	2020	2020
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$206,251	$217,671
Restricted cash	60,803	14,814
Accounts receivable, net of allowance of - December: $359; June: $253 and other receivables	24,447	43,068
Finance loans receivable, net of allowance of - December: $2,397; June: $7,658	21,620	15,879
Inventory	20,939	19,860
Total current assets before settlement assets	334,060	311,292
Settlement assets	2,814	8,014
Total current assets	336,874	319,306

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - December: $35,954; June: $29,524	8,687	6,656
OPERATING LEASE RIGHT-OF-USE	5,112	5,395
EQUITY-ACCOUNTED INVESTMENTS	53,126	65,836
GOODWILL	28,455	24,169
INTANGIBLE ASSETS, net of accumulated amortization of - December: $29,922; June: $27,325	536	612
DEFERRED INCOME TAXES	281	358
OTHER LONG-TERM ASSETS, including reinsurance assets	43,907	31,346
TOTAL ASSETS	476,978	453,678

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	60,803	14,814
Accounts payable	6,109	6,287
Other payables	25,066	23,779
Operating lease liability - current	2,585	2,251
Income taxes payable	984	16,157
Total current liabilities before settlement obligations	95,547	63,288
Settlement obligations	2,814	8,015
Total current liabilities	98,361	71,303
DEFERRED INCOME TAXES	3,262	1,859
OPERATING LEASE LIABILITY - LONG TERM	2,715	3,312
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,400	2,012
TOTAL LIABILITIES	106,738	78,486
COMMITMENTS AND CONTINGENCIES	-	-
REDEEMABLE COMMON STOCK	84,979	84,979

EQUITY
NET1 EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: December: $56,614,559; June: $57,118,925	80	80

PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: December: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	302,196	301,489
TREASURY SHARES, AT COST: December: $24,891,292; June: $24,891,292	(286,951)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(141,242)	(169,075)
RETAINED EARNINGS	411,178	444,670
TOTAL NET1 EQUITY	285,261	290,213
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	285,261	290,213

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$476,978	$453,678

(A) Derived from audited consolidated financial statements.

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
	Unaudited		Unaudited
	Three months ended		Six months ended
	December 31,		December 31,
	2020	2019	2020	2019
	(In thousands)		(In thousands)

Cash flows from operating activities
Net loss	$(4,534)	$(205)	$(33,492)	$(4,597)
Depreciation and amortization	1,074	4,381	1,997	9,146
Movement in allowance for doubtful accounts receivable	100	(429)	614	83
Loss (Earnings) from equity-accounted investments	1,016	(506)	20,153	(1,569)
Movement in allowance for doubtful loans	661	620	739	620
Change in fair value of equity securities	(15,128)	-	(15,128)	-
Fair value adjustment related to financial liabilities	790	147	1,676	234
Interest payable	42	526	(21)	1,158
Gain on disposal of FIHRST	-	(9,743)	-	(9,743)
Loss on disposal of equity-accounted investment	13	-	13	-
Loss (Profit) on disposal of property, plant and equipment	752	(49)	742	(203)
Stock-based compensation charge	232	436	631	823
Dividends received from equity accounted investments	68	380	125	1,448
Decrease in accounts receivable and finance loans receivable	6,559	8,767	(1,556)	3,101
Increase in inventory	(145)	(682)	2,214	(12,995)
(Decrease) Increase in accounts payable and other payables	(3,084)	3,132	(3,499)	(264)
(Decrease) Increase in taxes payable	(421)	(2,244)	(15,338)	(956)
Increase (Decrease) in deferred taxes	26	(117)	(1,729)	(205)
Net cash (used in) provided by operating activities	(11,979)	4,414	(41,859)	(13,919)

Cash flows from investing activities
Capital expenditures	(3,023)	(827)	(3,298)	(3,451)
Proceeds from disposal of property, plant and equipment	75	90	91	303
Proceeds from disposal of Net1 Korea, net of cash disposed	-	-	20,114	-
Proceeds from disposal of DNI as equity-accounted investment	5,815	-	6,144	-
Proceeds from disposal of subsidiaries, net of cash disposed	-	10,895	-	10,895
Investment in equity-accounted investments	-	-	-	(1,250)
Loan to equity-accounted investment	(1,160)	(612)	(1,238)	(612)
Repayment of loans by equity-accounted investments	-	-	-	4,268
Net change in settlement assets	1,377	3,371	5,445	(10,138)
Net cash provided by investing activities	3,084	12,917	27,258	15

Cash flows from financing activities
Proceeds from bank overdraft	137,333	207,876	206,479	391,550
Repayment of bank overdraft	(88,258)	(193,725)	(165,108)	(378,554)
Proceeds from issue of shares	18	-	18	-
Proceeds from disgorgement of shareholders' short-swing profits	26	-	124	-
Long-term borrowings utilized	-	-	-	14,798
Repayment of long-term borrowings	-	(11,313)	-	(11,313)
Guarantee fee	-	-	-	(148)
Finance lease capital repayments	-	(26)	-	(52)
Net change in settlement obligations	(1,377)	(3,371)	(5,445)	10,138
Net cash provided by (used in) financing activities	47,742	(559)	36,068	26,419

Effect of exchange rate changes on cash	12,296	7,508	13,102	1,053
Net increase in cash, cash equivalents and restricted cash	51,143	24,280	34,569	13,568
Cash, cash equivalents and restricted cash - beginning of period	215,911	110,799	232,485	121,511
Cash, cash equivalents and restricted cash - end of period	$267,054	$135,079	$267,054	$135,079

Net 1 UEPS Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended December 31, 2020 and 2019 and September 30, 2020

				Change - actual		Change - constant exchange rate(1)
	Q2 '21	Q2 '20	Q1 '21	Q2 '21 vs Q2 '20	Q2 '21 vs Q1 '21	Q2 '21 vs Q2 '20	Q2 '21 vs Q1 '21
Key segmental data, in '000, except margins		(as restated)(A)	(as restated)(A)
Revenue:
Processing	$19,990	$25,022	$22,506	(20%)	(11%)	(15%)	(18%)
IPG	478	432	1,209	11%	(60%)	17%	(64%)
All Other	19,512	24,590	21,297	(21%)	(8%)	(16%)	(16%)
Financial services	9,709	12,268	8,265	(21%)	17%	(16%)	8%
Technology	4,609	4,890	6,211	(6%)	(26%)	(0%)	(32%)
Subtotal: Operating segments	34,308	42,180	36,982	(19%)	(7%)	(14%)	(14%)
Intersegment eliminations	(2,003)	(3,262)	(1,846)	(39%)	9%	(35%)	0%
Consolidated revenue	$32,305	$38,918	$35,136	(17%)	(8%)	(12%)	(15%)

Operating (loss) income:
Processing	$(10,381)	$(5,848)	$(7,301)	78%	42%	88%	31%
IPG	(4,647)	(2,920)	(2,772)	59%	68%	69%	55%
All Other	(5,734)	(2,928)	(4,529)	96%	27%	107%	17%
Financial services	(1,071)	(1,249)	(2,372)	(14%)	(55%)	(9%)	(58%)
Technology	1,078	589	1,775	83%	(39%)	94%	(44%)
Subtotal: Operating segments	(10,374)	(6,508)	(7,898)	59%	31%	69%	21%
Corporate/Eliminations	(4,831)	(3,912)	(2,877)	23%	68%	31%	55%
Consolidated operating (loss) income	$(15,205)	$(10,420)	$(10,775)	46%	41%	55%	30%

Operating (loss) income margin (%)
Processing	(51.9%)	(23.4%)	(32.4%)
IPG	(972.2%)	(675.9%)	(229.3%)
All Other	(29.4%)	(11.9%)	(21.3%)
Financial services	(11.0%)	(10.2%)	(28.7%)
Technology	23.4%	12.0%	28.6%
Consolidated operating margin	(47.1%)	(26.8%)	(30.7%)

(A) - 2019 has been restated to correct an error with respect to the recognition of certain revenue and related cost of goods sold, IT processing, servicing and support.

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q2 2021 also prevailed during Q2 2020 and Q1 2021.

Six months ended December 31, 2020 and 2019

			Change - actual	Change - constant exchange rate(1)
	F2021	F2020	F2021 vs F2020	F2021 vs F2020
Key segmental data, in '000, except margins		(as restated)(A)
Revenue:
Processing	$42,496	$53,317	(20%)	(9%)
IPG	1,687	1,225	38%	57%
All other	40,809	52,092	(22%)	(10%)
Financial services	17,974	26,436	(32%)	(22%)
Technology	10,820	12,099	(11%)	2%
Subtotal: Operating segments	71,290	91,852	(22%)	(11%)
Intersegment eliminations	(3,849)	(6,718)	(43%)	(34%)
Consolidated revenue	67,441	85,134	(21%)	(9%)

Operating (loss) income:
Processing	$(17,682)	$(11,353)	56%	78%
IPG	(7,419)	(4,893)	52%	nm
All other	(10,263)	(6,460)	59%	nm
Financial services	(3,443)	(904)	281%	335%
Technology	2,853	1,734	65%	88%
Subtotal: Operating segments	(18,272)	(10,523)	74%	99%
Corporate/Eliminations	(7,708)	(6,333)	22%	39%
Consolidated operating (loss) income	(25,980)	(16,856)	54%	76%

Operating (loss) income margin (%)
Processing	(41.6%)	(21.3%)
IPG	(439.8%)	(399.4%)
All other	(25.1%)	(12.4%)
Financial services	(19.2%)	(3.4%)
Technology	26.4%	14.3%
Consolidated operating margin	(38.5%)	(19.8%)

(A) - 2019 has been restated to correct an error with respect to the recognition of certain revenue and related cost of goods sold, IT processing, servicing and support.

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during fiscal 2021 also prevailed during fiscal 2020.

(Loss) Earnings from equity-accounted investments:

The table below presents the relative (loss) earnings from our equity-accounted investments:

	Q2 2021	Q2 2020	% change	F2021	F2020	% change
Bank Frick	498	494	1%	979	469	109%
Share of net income	498	636	(22%)	979	755	30%
Amortization of intangible assets, net of deferred tax	-	(142)	nm	-	(286)	nm
DNI	$-	$380	nm	$-	$1,108	nm
Share of net income	-	1,650	nm	-	3,113	nm
Amortization of intangible assets, net of deferred tax	-	(465)	nm	-	(931)	nm
Impairment	-	(805)	nm	-	(1,074)	nm
Finbond	(806)	-	nm	(20,267)	491	nm
Share of net (loss) income	-	-	nm	(2,617)	491	nm
Impairment	(806)	-	nm	(17,650)	-	nm
Other	(708)	(368)	92%	(865)	(499)	73%
Share of net loss	(160)	(368)	(57%)	(317)	(499)	(36%)
Impairment	(548)	-	nm	(548)	-	nm
(Loss) earnings from equity-accounted investments	$(1,016)	$506	nm	$(20,153)	$1,569	nm

Net 1 UEPS Technologies, Inc.

Attachment B

Reconciliation of GAAP operating loss to EBITDA loss and adjusted EBITDA loss:

Three and six months ended December 31, 2020 and 2019

	Three months ended December 31,		Six months ended December 31,
	2020	2019	2020	2019
Operating loss - GAAP	(15,205)	(10,420)	(25,980)	(16,856)

Depreciation and amortization	1,074	1,174	1,997	2,498
Negative EBITDA	(14,131)	(9,246)	(23,983)	(14,358)
Transaction costs	1,339	1,770	1,369	2,576
Adjusted EBITDA (loss)	(12,792)	(7,476)	(22,614)	(11,782)

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net loss and loss per share, basic:

Three months ended December 31, 2020 and 2019

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2020	2019	2020	2019	2020	2019	2020	2019
GAAP	(4,534)	(205)	(0.08)	-	(70,119)	(2,993)	(1.24)	(0.05)

Change in fair value of equity securities, net	(11,951)	-			(184,828)	-
Impairment of equity method investment	1,354	-			19,850	-
Stock-based compensation charge	232	436			3,588	6,367
Transaction costs	1,339	1,770			20,708	25,846
Intangible asset amortization, net	64	1,437			990	20,972
Loss on disposal of DNI	13	-			201	-
Gain on disposal of FIHRST	-	(9,743)			-	(142,269)
Intangible asset amortization, net related to equity accounted investments	-	607			-	8,864
Fundamental	(13,483)	(5,698)	(0.24)	(0.10)	(209,610)	(83,213)	(3.70)	(1.47)

Six months ended December 31, 2020 and 2019

	Net (Loss) Income (USD '000)		(L) EPS, basic (USD)		Net (Loss) Income (ZAR '000)		(L)EPS, basic (ZAR)
	2020	2019	2020	2019	2020	2019	2020	2019
GAAP	(33,492)	(4,597)	(0.59)	(0.08)	(551,530)	(66,206)	(9.70)	(1.17)

Impairment of equity method investments	18,198	-			301,579	-
Reversal of deferred taxes related to impairment of equity method investment	(1,353)	-			(22,633)	-
Change in fair value of equity securities, net	(11,951)	-			(196,805)	-
Stock-based compensation charge	631	823			10,391	11,853
Transaction costs	1,369	2,576			22,544	37,100
Loss on disposal of DNI	13	-			214	-
Intangible asset amortization, net	121	2,838			1,980	40,863
Gain on disposal of FIHRST	-	(9,743)			-	(140,322)
Intangible asset amortization, net related to equity accounted investments	-	1,217			-	17,528
Fundamental	(26,464)	(6,886)	(0.47)	(0.12)	(434,260)	(99,184)	(7.63)	(1.75)

Net 1 UEPS Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended December 31, 2020 and 2019

	2020	2019

Net loss (USD'000)	(4,534)	(205)
Adjustments:
Impairment of equity method investments	1,354	-
Loss on disposal of equity-accounted investment	13	-
Gain on disposal of FIHRST	-	(9,743)
Loss (Profit) on sale of property, plant and equipment	752	(49)
Tax effects on above	(211)	14

Net loss used to calculate headline loss (USD'000)	(2,626)	(9,983)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	56,641	56,568

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	56,641	56,568

Headline loss per share:
Basic, in USD	(0.05)	(0.18)
Diluted, in USD	(0.05)	(0.18)

Six months ended December 31, 2020 and 2019

	2020	2019

Net loss (USD'000)	(33,492)	(4,597)
Adjustments:
Impairment of equity method investments	18,198	-
Gain on disposal of FIHRST	-	(9,743)
Loss (Profit) on sale of property, plant and equipment	742	(203)
Tax effects on above	(1,561)	57

Net loss used to calculate headline loss (USD'000)	(16,100)	(14,486)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	56,880	56,568

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	56,880	56,568

Headline loss per share:
Basic, in USD	(0.28)	(0.26)
Diluted, in USD	(0.28)	(0.26)

Calculation of the denominator for headline diluted loss per share

	Q2 2021	Q2 2020	F2021	F2020

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	56,641	56,568	56,880	56,568
Denominator for headline diluted loss per share	56,641	56,568	56,880	56,568

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.